Exhibit (a)(10)

Amended Designation of Eight Existing Series of

Shares of Beneficial Interest,

Par Value $0.0001 Per Share, of

PIMCO Funds

(formerly Pacific Investment Management Institutional Trust)

RESOLVED, pursuant to Section 5.12(e) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the “Trust”) dated February 19, 1987, as amended, the Series of shares of beneficial interest of the Trust designated as “PIMCO U.S. Government Exposure Portfolio,” “PIMCO U.S. Government Exposure II Portfolio,” “PIMCO Mortgage Exposure Portfolio,” “PIMCO Mortgage Exposure Portfolio II,” “PIMCO High Grade Corporate Exposure Portfolio,” “PIMCO High Yield Exposure Portfolio,” “PIMCO International Exposure Portfolio,” and “PIMCO Emerging Markets Exposure Portfolio,” by instrument dated September 13, 1999, are hereby redesignated, respectively, without in any way changing the rights or privileges of each Portfolio or its shareholder, as:

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Investment Grade Corporate Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Emerging Markets Portfolio

IN WITNESS WHEREOF, the undersigned have executed this instrument the 8th day of October, 1999.

/s/ Guilford C. Babcock
Guilford C. Babcock

/s/ R. Wesley Burns
R. Wesley Burns

/s/ Vern O. Curtis
Vern O. Curtis

/s/ Brent R. Harris
Brent R. Harris

/s/ Thomas P. Kemp
Thomas P. Kemp

/s/ William J. Popejoy
William J. Popejoy